UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 25, 2008

ARCLAND ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-10315	95-4091368
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

17101 Preston Road, Suite 210, Dallas, Texas 75248
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code                                                                                                (214) 687-0015

IMPLANTABLE VISION, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.03   Material Modification to Rights of Security Holders.

On September 25, 2008 a special meeting of the shareholders of Implantable Vision, Inc., now known as Arcland Energy Corporation (the “Company”), was held to approve amendments to the Articles of Incorporation of the Company, as amended (the “Articles”), and to approve a resolution (the “Resolution”) permitting the Company to take action by the written consent of fewer than all of the shareholders entitled to vote with respect to the subject matter of the action as provided for in Utah Revised Corporation Act Section 16-10a-704. The Resolution was approved by the shareholders entitled to vote thereon.

Upon obtaining requisite approval of the shareholders entitled to vote thereon, the Company filed Articles of Amendment (the “Amendment”) to its Articles on September 25, 2008. The Amendment effected the following changes:

•	the name of the Company was changed from Implantable Vision, Inc. to “Arcland Energy Corporation”;
•
the number of shares of Company common stock, par value $0.001 per share, into which each share of the Company’s Series A Preferred Stock may be converted was changed from ten (10) to sixteen (16) shares.

A copy of the Amendment is attached as Exhibit 3.1 and incorporated herein by reference. All statements above and set forth in Item 5.03 below are qualified by reference to the Amendment.

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 3.03 of this Current Report is incorporated by reference in this Item 5.03.

Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of Implantable Vision, Inc. filed August 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2008	ARCLAND ENERGY CORPORATION

By: /s/ Bryan Bulloch
Bryan Bulloch,
President and Chief Financial Officer